                                                                    Exhibit 23.1



                      Consent of PricewaterhouseCoopers LLP

                              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus Supplement relating to the Caterpillar Financial Asset Trust 1999-A Asset Backed Notes, incorporated in the Registration Statement on Form S-3 (No. 333-53721) of Caterpillar Financial Funding Corporation, of our report dated July 2, 1999 relating to the statement of financial position of Caterpillar Financial Asset Trust 1999-A, which report appears on page F-1 of such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


PricewaterhouseCoopers LLP
Nashville, Tennessee
July 13, 1999